UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2026

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement
On May 27, 2026, Apogee Enterprises, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with Keller Companies, Inc. (“KCI”) and KCI’s shareholders (the “Sellers”). KCI is the controlling shareholder of Kalwall Corporation (“Kalwall”) and Structures Unlimited Inc. (“SUI”). Subject to the terms and conditions of the Merger Agreement, the Company has agreed to acquire all of the outstanding equity interests of KCI from the Sellers pursuant to a merger in which KCI will survive as a wholly owned subsidiary of the Company (the “Merger”). In addition, a wholly owned subsidiary of the Company will purchase certain real property parcels owned by affiliates of KCI, with such purchases to be consummated in connection with the Merger (the “Real Property Purchases” and, together with the Merger, the “Transaction”).
The consideration payable by the Company to the Sellers and KCI’s affiliates pursuant to the Transaction at closing will be an amount in cash equal to approximately $105 million (the “Unadjusted Closing Purchase Price”), of which a total of approximately $9.5 million will be deposited into multiple escrows (the “Escrows”) pursuant to the terms of the Merger Agreement. The Unadjusted Closing Purchase Price is subject to customary adjustments for closing cash and debt, unpaid company transaction expenses and working capital as set forth in the Merger Agreement, and the Escrows will be available to satisfy certain post-closing purchase price adjustments and indemnification obligations, in each case as set forth in the Merger Agreement. In addition to the Unadjusted Closing Purchase Price, the Sellers will be entitled to receive up to an additional $10 million in post-closing earn-out consideration in the event that certain financial objectives are achieved for KCI’s fiscal year ending November 28, 2026.
The Company intends to finance the cost of the Transaction with cash on hand and funds available under its existing credit facility.
Conditions of the Transaction
The consummation of the Transaction is subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including among others: (i) the absence of any law, governmental order or proceeding prohibiting the transactions contemplated by the Merger Agreement; (ii) no “Company Material Adverse Effect” (as defined in the Merger Agreement) having occurred since the signing of the Merger Agreement; and (iii) certain other customary conditions relating to the accuracy of the parties’ representations and warranties in the Merger Agreement (subject, with specified exceptions, to customary materiality standards) and the performance of their respective obligations under the Merger Agreement in all material respects. There is no financing condition in the Merger Agreement.
Subject to the satisfaction or waiver of the closing conditions described above, the closing of the Transaction is expected to occur during the Company’s fiscal 2027 second quarter. The Merger Agreement may be terminated by either the Company or the Sellers under certain circumstances, including for an uncured material breach by the other party or if the closing of the Transaction has not occurred on or prior to August 1, 2026.
Other Terms of the Transaction
The Merger Agreement contains customary representations and warranties made by the parties, and also contains customary covenants and agreements, including, among other things, agreement by the Sellers and the Company for the Company, Kalwall and SUI to conduct its respective business in the ordinary course consistent with past practice in the period between the execution of the Merger Agreement and the closing of the Transaction and not to take certain specified actions during that period without the express consent of the Company. The Company has obtained representations and warranties insurance, which provides coverage for certain breaches of representations and warranties by Sellers or KCI, subject to a retention, policy limits, exclusions and certain other terms and conditions.

In connection with the Transaction, KCI is required to complete certain pre-closing actions to simplify its organizational structure and remove certain assets that are excluded from the Transaction perimeter.
In connection with the Transaction, the parties, certain of their affiliates and certain of KCI’s and Kalwall’s employees will also enter into certain other ancillary agreements, including employment, consulting and noncompetition agreements.
The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as Exhibit 2.1 have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers, KCI or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations, warranties and covenants in the Merger Agreement were made as of specific dates, were made solely for the Merger Agreement and for the purposes of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts, are solely for the benefit of such parties, may be subject to qualifications or limitations agreed upon by such parties and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission. Accordingly, investors are not third-party beneficiaries under the Merger Agreement and the representations, warranties and covenants in the Merger Agreement, and any descriptions thereof, should not be relied on as characterizations of the actual state of facts or circumstances of the Company, KCI, the Sellers, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD Disclosure.
On May 28, 2026, the Company issued a press release (the “Press Release”) regarding the matters described in Item 1.01 of the Current Report on Form 8-K a copy of which is filed as Exhibit 99.1 and incorporated into this Item 7.01.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements
This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the Company, including the following: (A) the risk of not closing the pending transaction, or of not closing it on the expected timeline; (B) risks related to integration of the operations and business of Kalwall and SUI into the Company following the closing of the transaction; (C) the risk of not achieving projected cost synergies following the closing of the transaction, or of not achieving them on the projected timeline; and (D) the risk of not achieving our expected revenue, margin and profitability targets in connection with the transaction. The Company cautions investors that actual future results could differ materially from those described in the forward-looking statements and that other factors may in the future prove to be important in affecting the Company’s results, performance, prospects, or opportunities. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1*
Merger Agreement among Apogee Enterprises, Inc., Keller Companies, Inc., Robert Keller Family Trust (2007), Bruce M. Keller 2012 Irrevocable Trust, Richard R. Keller 2012 Irrevocable Trust, Arch 2012 Irrevocable Trust, Scott F. Keller 2012 Irrevocable Trust, and the Representative named therein, dated as of May 27, 2026

99.1	Press Release of Apogee Enterprises, Inc. issued on May 28, 2026
104	Cover page interactive data file (formatted in inline XBRL).
* This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the U.S. Securities and Exchange Commission upon request by the Commission provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.
By:	/s/ Bryan A. Welp
Bryan A. Welp
Vice President, General Counsel and Secretary
Date: May 28, 2026